Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Separation Agreement”) is made and entered into as of November 16, 2021 (the “Effective Date”) by and between Thomas Sean Harcum (the “Executive” or “Harcum”) and 1847 Goedeker Inc. (the “Company”). The Executive and the Company are each referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

RECITALS:

R-1. The Company is in the business of selling home furnishings, including appliances, furniture, home goods and related products.

R-2. The Executive commenced his employment with the Company on or about January 6, 2020, and, since then the Executive has been employed as the Company’s Chief Marketing Officer and Chief Technology Officer. The current level of the Executive’s annual base salary is $165,000.00 per year.

R-2. The Parties are entering into this Separation Agreement to provide for the separation of the Executive from the Company and to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims out of or in any way related to Employee’s employment with or separation from the Company.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1.       Termination of Employment. Effective November 19, 2021 (the “Separation Date”), the Company’s employment of the Executive, including as its Chief Marketing Officer and Chief Technology Officer of the Company and any other position Executive holds with the Company, is terminated as a result of the Executive’s resignation from the Company. The Executive acknowledges that the Executive’s resignation is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

2.       Unconditional Payments.

a.                   For the time the Executive works for the Company from the Effective Date to the Separation Date, the Company shall pay the Executive at his current base salary rate, less applicable statutory deductions and authorized withholdings (e.g., for income tax and FICA), on the Company’s regularly schedule payday(s) applicable to that time period (the “Final Salary Payment”).

b.                  The Company will send the Executive, under separate cover, information about his rights to elect medical, dental and vision insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if the Executive has such rights.

c.       The Executive recognizes and agrees that he is not entitled to payment for any paid time off, if any, that he has accrued with the Company but not used as of the Separation Date.

Nothing in this Separation Agreement is intended to impair any of the Executive’s rights described in this Section 2.

In addition, and provided that the Executive agrees to and accepts the terms of this Separation Agreement:

3.       Separation Payment.

a.       On or before December 1, 2021, the Company shall provide the Executive with a severance payment in the amount of fifty-six thousand three-hundred forty-six and fifteen/100 United States dollars ($56,346.15), less applicable statutory deductions and authorized withholdings (the “Separation Payment”). The Separation Payment will be made by direct deposit in accordance with the Executive’s direct deposit authorization on file with the Company. The amount of the Separation Payment will be reported on an IRS Form W-2.

b.       The Executive’s entitlement to the Separation Payment is conditioned on his compliance with each and every provision of this Separation Agreement and that, if in the good-faith judgment of the Company he has breached any material provision of this Separation Agreement, the Company shall be entitled to recover from the Executive the full value of any portion of the Separation Payment already paid as of the date of such breach, less applicable deductions and authorized statutory withholdings.

4.       No Additional Benefits. Other than as set forth in this Separation Agreement, the Executive expressly acknowledges and agrees that he is not entitled to and will not receive any additional compensation, payments or benefits of any kind from the “Company and the Releasees” (as that phrase is defined in Section 7(b) below), including but not limited to any bonus provided for in his initial offer of employment letter from the Company or otherwise, and the Executive expressly acknowledges and agrees that no representations or promises to the contrary have been made to him.

a.                      Nothing in this Separation Agreement is intended to supersede either the Restricted Stock Award Agreement entered into on June 3, 2021 between the Executive and the Company or the Stock Option Agreement entered into on September 10, 2020 between the Executive and the Company. Nor is this Separation Agreement, or anything in it, intended to modify any of the Parties’ rights and obligations under those agreements.

5.        Consultation on Behalf of the Company.  For the six (6) month period immediately following the Separation Date, the Executive agrees that, upon request by the Company or the Releasees, he will cooperate and consult with the Company or the Releasees with respect to any inquiries or other matters involving the Company or its clients, including, without limitation, the Executive’s past work and responsibilities at the Company, or pending or threatened transactions, litigation, administrative proceedings or arbitration, (a) in which the Executive had been involved at the Company, (b) concerning which the Executive has personal knowledge, or (c) that relate to or arise out of the Executive’s employment with the Company or his responsibilities with respect to the Company or the Releasees, or any of them.  Such cooperation and consultation will include, without limitation: appearance or attendance by the Executive, as may be requested by the Company or the Releasees, at any meetings or proceedings relating to any such inquiries, matters or proceedings (provided, however, that the Company will pay the Executive’s reasonable travel expenses for such appearance or attendance, if needed) and the Executive making himself available for the purpose of responding to questions from Company personnel, answering interrogatories, being deposed, testifying at trial or otherwise, and preparing and signing affidavits, as may be requested by the Company or the Releasees. In addition, and without limiting the foregoing provisions of this Section 5, the Executive, at the request of the Company, will arrange with the Company to be available for, and he shall participate in, a meeting of reasonable duration at least once each week during the period consisting of the six (6) month period immediately following the Separation Date to address questions regarding his past work and duties at the Company that Company personnel may have in order to, among other things, assist the Company’s new chief financial officer. The Executive agrees that his obligation to cooperate with, consult with, and meet with the Company as provided in this Section 5 is in consideration for the Separation Payment and the agreements of the Company contained in this Separation Agreement and that the Executive is entitled to no additional consideration for his time or efforts in fulfilling his obligations under Section 5 of this Separation Agreement.

6.       Unemployment. The Company will not object to any lawful application by the Executive to receive unemployment benefits.

7.       Release of Claims.

a.                   As a condition of the Company’s willingness to enter into this Separation Agreement, and in consideration for the Separation Payment and the agreements of the Company contained in this Separation Agreement, the Executive, with the intention of binding himself, his heirs, beneficiaries, trustees, administrators, executors, assigns and legal representatives (collectively, the “Releasors”), hereby releases, waives and forever discharges the Company and the Releasees from, and hereby acknowledges full accord and satisfaction of, any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law or statutory, under federal, state or local law or otherwise), whether known or unknown, asserted or unasserted, by reason of any act, omission, transaction, agreement or occurrence that the Executive ever had, now has or hereafter may have against the Company and the Releasees up to and including the Separation Date.

Without limiting the generality of the foregoing, the Releasors hereby release and forever discharge the Company and the Releasees from:

(i)       any and all claims relating to or arising from the Executive’s employment with the Company, the terms and conditions of that employment, and the termination of that employment;

(ii)       any and all claims of employment discrimination, harassment or retaliation under any federal, state or local statute or ordinance, public policy or the common law, including, without limitation, any and all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Equal Pay Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Genetic Information Nondiscrimination Act of 2008, the Family Medical Leave Act, the Health Insurance Portability and Accountability Act of 1966, the National Labor Relations Act, the Occupational Safety and Health Act, the Families First Coronavirus Response Act, the Coronavirus Aid, Relief, and Economic Security Act, the Constitution of Missouri, the Missouri Human Rights Act, Mo. Rev. Stat. § 213.010 et seq., and any other laws of the State of Missouri, the New Jersey Constitution, the New Jersey Law Against Discrimination, N.J. Stat. Ann. § 10:5-1 et seq., the New Jersey Family Leave Act, N.J. Stat. Ann. § 34:11B-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J. Stat. Ann. § 34:19-1 et seq., N.J. Stat. Ann. § 34:11-56.1 et seq. (New Jersey equal pay law), and the New Jersey “mini-WARN” Act (N.J.S.A. 34:21-1, et seq.) and any other laws of the State of New Jersey, the Constitution of New York, the New York Human Rights Law, N.Y. Exec. Law § 290 et seq., the New York City Human Rights Law, N.Y.C. Admin. Code § 8-101 et seq., N.Y. Civ. Rights Law § 40-c et seq. (New York anti-discrimination law), N.Y. Lab. Law § 194 et seq. (New York equal pay law), N.Y. Lab. Law § 740 (New York whistleblower protection law), N.Y. Lab. Law § 201-c (New York adoption leave law) and any other laws of the State of New York, the Virginia Constitution, the Virginia Human Rights Act, Va. Code Ann. § 2.2-3900 et seq., the Virginians With Disabilities Act, Va. Code Ann. § 51.5-1 et seq., the Virginia Equal Pay Act, Va. Code Ann. § 40.1-28.6, the Virginia Genetic Testing and Genetic Characteristics Bias in Employment Law, Va. Code Ann., § 40.1-28.7:1, the Virginia Crime Victim Leave Law, Va. Code Ann., § 40.1-28.7:2, the Virginia Military Leave Law, Va. Code Ann., § 44-93.2 et seq., and any other laws of the Commonwealth of Virginia, including as all of the aforementioned laws have been or may be amended;

(iii)       any and all claims for employee benefits, including, without limitation, any and all claims under the Employee Retirement Income Security Act of 1974, as amended; provided, however, that nothing in this Section 7 is intended to release, diminish, or otherwise affect any vested monies or other vested benefits to which the Executive may be entitled from, under, or pursuant to any savings or retirement plan of the Company;

(iv)       any and all claims for slander, libel, defamation, negligent or intentional infliction of emotional distress, personal injury, prima facie tort, negligence, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever; and

(v)       any and all claims for monetary recovery, including, without limitation, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements and the like.

By entering into this Separation Agreement, the Executive represents and agrees that the failure of this Separation Agreement to specifically identify or enumerate above any statute or common law theory under which he releases claims is not intended by the Executive or the Company to limit, diminish or impair in any way the Executive’s intended and actual release of all claims, demands, causes of action, and liabilities of any kind whatsoever against the Company and the Releasees.

b.                  For purposes of this Agreement, the term “the Company and the Releasees” includes 1847 Goedeker Inc. and its predecessors, direct and indirect affiliates, related companies (including but not limited to 1847 Holdings LLC), successors and assigns, regardless of the jurisdiction in which such entities may be located, and all of its and their respective past, present and future directors, officers, members, managers, employees, insurers, attorneys, representatives and agents, whether acting as agents or in their individual capacities, and this Separation Agreement shall inure to the benefit of and shall be binding and enforceable by all such entities and individuals.

c.                   It is understood that this release does not serve to waive any rights or claims that, pursuant to law, cannot be waived or subject to a release of this kind, such as: (i) claims for unemployment or workers’ compensation benefits; (ii) rights to vested benefits under any applicable welfare, retirement and/or pension plans; (iii) rights to defense and indemnification, if any, from the Company for actions taken by the Executive in the course and scope of the Executive’s employment with the Company; (iv) claims, actions, or rights arising under or to enforce the terms of this Separation Agreement; and/or (v) the right to file a charge with an administrative agency or participate in an agency investigation; provided, however, that the Executive hereby waives his right to recover any money in connection with such charge or investigation. Moreover, nothing in this Separation Agreement limits or waives, or is intended to limit or waive, the Executive’s right pursuant to the Older Workers Benefit Protection Act to seek a judicial determination of the validity of the Separation Agreement’s waiver of claims under the Age Discrimination in Employment Act.

8.       No Pending or Future Lawsuits. The Executive represents and warrants that, as of the date he has executed this Separation Agreement: (a) he has filed no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any of the other Releasees and (b) he does not intend to file any lawsuit, claims, or actions on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.       Separation from Employment. By entering into this Separation Agreement, the Executive acknowledges and agrees that his employment with the Company has been permanently and irrevocably severed. The Executive agrees that the Company shall not have any obligation at any time in the future to reemploy him, or enter into any other business arrangement of any kind with him. The Executive further agrees that if he does seek reemployment or any other business arrangement with the Company under which he would receive compensation for services performed by him, a rejection by the Company of his application or inquiry will not constitute a violation of this Separation Agreement or a violation of law in any manner whatsoever.

10.       Company Property and Information. The Executive agrees to return to the Company, on or before the Separation Date, any computer equipment, office keys, credit and telephone cards, ID and access cards, etc., and any and all original and duplicate copies of the Executive’s work product and of files, client lists, calendars, books, employee handbooks, records, notes, notebooks, manuals, storage drives, and any other materials the Executive has in his possession or under his control belonging to the Company, or containing confidential or proprietary information concerning the Company, (including Confidential Information, as that phrase is defined in Section 11 below) in his custody or possession (“Company Property”), regardless of the format, medium or location in which such information is stored, maintained or accessed. The Executive agrees and represents that, as of the Separation Date (i) the Executive shall have returned to the Company all Company Property (including without limitation any and all emails and attachments that the Executive emailed to his personal email account from his email account with the Company); (ii) the Executive will have not made or taken copies of such Company Property (including without limitation any and all emails and attachments that the Executive emailed to his personal email account from the Executive’s Company email account); and (iii) the Executive will have completely removed all electronically stored Company Property from all storage media in his possession, custody or control, including, without limitation, from his home computer system(s), personal email account(s), and any external disk(s), flash drive(s), cloud storage services, or any other format or medium in which information can be stored, maintained or accessed. By signing this Separation Agreement, the Executive expressly agrees that the Company shall have the right, on demand, to verify through an independent third-party forensic examiner that the Executive has not retained Company Property in any form or manner whatsoever, including without limitation in or on any electronic device, phone, PDA, computer, e-mail account, hard drive or cloud storage system, whether or not personal in nature; provided, however, that such third-party forensic examiner will conduct any examination in a manner designed to protect purely personal information or data from disclosure to the Company as a result of the examination. The Executive further agrees that the Company shall in addition to any other legal remedies available to it, be entitled to (a) equitable relief, including, without limitation, specific performance, a temporary restraining order(s), and temporary or permanent injunctive relief and (b) liquidated damages in an amount equal to the Separation Payment, to enforce the provisions of this section.

11.       Confidentiality. The Executive acknowledges that, while employed by the Company, he had access to and possessed information and materials that are not publicly available, including, without limitation, information and materials concerning the Company’s client identities, lists or other client information; pricing and billing strategies; personnel matters; personnel decisions made by the Company; proprietary information; marketing, advertising and promotional ideas and strategies; marketing surveys and analyses; technology; marketing plans and research; and methods, techniques, processes and know-how, whether tangible or intangible and whether or not stored, compiled or memorialized physically, electronically or graphically or in writing (“Confidential Information”). Accordingly, the Executive agrees never to access, use or disclose Confidential Information before it has become publicly known, through no fault of his own, unless required by compulsory legal process. The Executive’s nondisclosure obligation under this Section 11 includes, without limitation, statements to individuals or groups, the media, the press, online media sites, and on social media accounts (including, by way of example only, Facebook, LinkedIn, Twitter, Instagram, and the like). The Executive also agrees that, if he is ever asked to disclose any Confidential Information pursuant to legal process or otherwise, he will immediately contact the Company’s chief executive officer to seek the Company’s express written consent to such disclosure prior to such disclosure.

11.5.       Covenants Not to Solicit. For the one (1) year period immediately following the Separation Date, the Executive shall not directly or indirectly:

a.                solicit, for the purpose of selling, renting or leasing or attempting to sell, rent, or lease a “Restricted Product” (as defined below), any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company that the Executive contacted, solicited, or served while he was employed with the Company or that the Executive knew had been contacted, solicited, or served by the Company while he was employed by the Company;

b.               solicit, induce or attempt to induce any “Vendor” (as defined below) to terminate or diminish its relationship with the Company or to represent, distribute, or supply a Restricted Product to any person or entity (other than the Company) engaged in the business of selling, renting, or leasing Restricted Products in the United States; or,

c.                solicit, recruit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to end his/her employment with the Company or to otherwise cease his/her relationship with the Company.

As used in this Section 11.5, the terms “Restricted Product” and “Restricted Products” refer to home furnishing product(s), including appliances for the home, furniture for the home, home goods and related products, and/or contract(s) to service a home furnishing product. The term “Vendor” means any person or entity who sold goods or services on behalf of the Company, any person or entity who distributed goods or services to or on behalf of the Company, any person or entity who supplied the Company with goods or services, any manufacturer, representative, agent, jobber or other person transacting business with the Company that the Executive contacted, solicited, engaged, or served while he was employed with the Company or that the Executive knew had been contacted, solicited, engaged, or served by the Company while he was employed by the Company;

12.       Non-disparagement. The Executive agrees that he shall make no statements, remarks or comments, orally or in writing, publicly or privately, to any third party that would constitute actionable defamation with regard to the Company, its predecessors, direct and indirect affiliates, related companies, or any of their current or former respective management, officers, directors, shareholders, members, employees, agents, or representatives, or any of their products, services, divisions, or the Company’s business. In consideration of the Executive’s obligations under this Separation Agreement, the Company agrees, on behalf of itself and its subsidiaries, that it shall refrain from making any statements or comments to any third party that would constitute actionable defamation with regard to the Executive. Notwithstanding the foregoing provisions of this Section 12, neither the Company nor the Executive will be restricted from providing information about the other as required by a court or governmental agency or by applicable law.

a.       The Executive acknowledges and agrees that, should he breach any of his obligations in Section 11, Section 11.5, or Section 12 of this Separation Agreement, this will constitute a material injury to the Company, and that he will thus be required to forfeit the full amount of the Separation Payment back to the Company, as well as pay to the Company any legal fees incurred in addressing these issues.

13.       Severability. If at any time after the date of the execution of this Separation Agreement any provision of this Separation Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Separation Agreement, provided, however, that if Section 7 is held to be illegal, void or unenforceable in whole or in part, the Executive agrees to promptly execute a valid general release and waiver in favor of the Company and the Releasees.

14.       Voluntary Agreement.

a.       The Company hereby advises the Executive to consult with an attorney before executing this Separation Agreement.

b.       By signing this Separation Agreement, the Executive acknowledges and agrees that he: (i) has carefully read and fully understands all of the provisions of the Separation Agreement (including the provisions in Section 7 concerning his release of claims); (ii) [purposefully omitted]; (iii) knowingly and voluntarily agrees to all of the terms set forth in this Separation Agreement (including the provisions in Section 7 concerning his release of claims); (iv) knowingly and voluntarily agrees to be legally bound by this Separation Agreement (including the provisions in Section 7 concerning his release of claims); (v) has been advised to consult with an attorney before signing this Separation Agreement; and (vi) has had an opportunity to consult with an attorney of his own choosing before signing this Separation Agreement.

15.       No Admission. The Executive understands and agrees that the making of this Separation Agreement is not intended, and shall not be construed, as an admission that the Company and the Releasees, or any person now or previously employed by or associated with the Company and the Releasees, have violated any federal, state or local law, ordinance, regulation, public policy or common law rule, or have committed any wrong whatsoever against the Executive. This Separation Agreement shall be deemed to fall within the protection afforded to settlements, compromises and offers to compromise by applicable law.

16.       Complete Agreement. This Separation Agreement represents the complete understanding between the Executive and the Company concerning the subject matter of this Separation Agreement, and no other promises or agreements concerning the subject matter of this Separation Agreement shall be binding unless reduced to writing and signed by the Executive and the Company. The Executive and the Company agree that this Separation Agreement supersedes any prior agreements or understandings of the Parties, whether oral or written, concerning the subject matter of this Separation Agreement.

17.       No Oral Modification. This Separation Agreement may only be amended in a writing signed by the Executive and the Company’s chief executive officer.

18.       Drafting. Should any provision of this Separation Agreement require interpretation or construction, it is agreed by the Executive and the Company that the person interpreting or construing this Separation Agreement shall not apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

19.       Successors and Assigns. This Separation Agreement is binding upon, and shall inure to the benefit of, the Company and the Releasees, and its and their respective heirs, executors, administrators, successors and assigns.

20.       Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to the Executive or made on his behalf under the terms of this Separation Agreement. The Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. The Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) the Executive’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

21.       Authority. The Company represents and warrants that the undersigned representative of the Company has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. The Executive represents and warrants that he has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.       No Representations. The Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Separation Agreement. The Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement.

23.       No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Separation Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

24.       Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Separation Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.       ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SEPARATION AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN BALLWIN, MISSOURI BEFORE THE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH MISSOURI LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL MISSOURI LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH MISSOURI LAW, MISSOURI LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

26.       Governing Law. This Separation Agreement is governed by the laws of the State of Missouri, without regard to its principles of conflicts of law.

27.       Counterparts. This Agreement may be executed in counterparts and also by facsimile, scan or other electronic means, and each counterpart, facsimile or electronic copy shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28.       Section Headings. The Section headings (e.g., “Counterparts”) used in this Separation Agreement are inserted for convenience only and shall be disregarded in construing this Separation Agreement.

CONSULT WITH AN ATTORNEY AND READ

THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS CAREFULLY BEFORE SIGNING IT. BY SIGNING THIS SEPARATION AGREEMENT AND RELEASE OF CLAIMS YOU ARE GIVING UP IMPORTANT LEGAL RIGHTS.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

1847 GOEDEKER INC.

By:	/s/ Albert Fouerti

Name: Albert Fouerti

Title: Chief Executive Officer

Dated: November 16, 2021

THOMAS SEAN HARCUM

Signed:	/s/ Thomas Sean Harcum

Dated: 11/16/2021